EXHIBIT 10.1
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
This is the Third Amendment to the Employment Agreement (“Agreement”) between Lindsay Corporation, a Delaware corporation (“LINDSAY”) and Richard W. Parod (“PAROD”), which was entered into on March 8, 2000, and under which PAROD commenced employment on April 5, 2000, and was previously amended on May 2, 2003 and December 22, 2004.
I.
Paragraph 2 of the Agreement is hereby amended to extend the Term of the Agreement for two additional years, so that, unless terminated at an earlier date in accordance with Paragraph 4 of the Agreement, the Term shall continue in effect until April 5, 2009.
II.
Paragraph 3 G of the Agreement is hereby amended to revise the last subparagraph thereof to read as follows:
“Use of an automobile of PAROD’s choice owned or leased by LINDSAY with a purchase price up to a maximum of $70,000, which PAROD may replace at intervals of at least three years.”
III.
Paragraph 10 of the Agreement is hereby amended to read as follows:
“10.	Non-Competition. For a period of one (1) year after termination of his employment with LINDSAY without Cause pursuant to Paragraph 4B or two (2) years after termination of his employment with LINDSAY for any other reason, PAROD will not engage or invest in, work for (directly or indirectly) or contribute his knowledge to any person or entity, company or work which is directly competitive in any business with the products, processes or business of LINDSAY, excluding any products, processes or businesses of LINDSAY which have projected annual revenues of less than Ten Million Dollars ($10,000,000) at the time of his termination of employment.”
IV.
All other terms and conditions of the Agreement are hereby ratified and confirmed. All defined terms which are used herein shall have the same meaning as in the Agreement, except as modified herein.

IN WITNESS WHEREOF, the parties have executed the Third Amendment to the Agreement to be effective on the later date set forth below when the Agreement has been executed by both parties.

RICHARD W. PAROD	LINDSAY CORPORATION

/s/ Richard W. Parod	/s/ Michael N. Christodolou

Richard W. Parod	Michael N. Christodolou
Chairman of the Board
Date: March 20, 2007	Date: March 16, 2007